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          As filed with the Securities and Exchange Commission on March 14, 2001
                                                Registration No. 333-___________
--------------------------------------------------------------------------------
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                        ---------------------------------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                        ---------------------------------

                          MICROWARE SYSTEMS CORPORATION
             (Exact name of registrant as specified in its charter)

                      IOWA                                     42-1073196
         (State or other jurisdiction of                    (I.R.S. Employer
         incorporation or organization)                    Identification No.)

1500 NORTHWEST 118TH STREET, DES MOINES, IOWA                    50325
(Address of Principal Executive Offices)                      (Zip Code)

            1995 STOCK OPTION PLAN (AS AMENDED THROUGH MARCH 9, 2001)
                            (Full title of the plan)

                                KENNETH B. KAPLAN
                          MICROWARE SYSTEMS CORPORATION
                           1500 NORTHWEST 118TH STREET
                             DES MOINES, IOWA 50325
                     (Name and address of agent for service)

                                 (515) 223-8000
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
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

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                                                Proposed          Proposed
         Title of           Amount              maximum           maximum          Amount of
         securities to      to be               offering price    aggregate        registration
         be registered      registered          per share         offering price   fee
-------------------------------------------------------------------------------------------------
         Common Stock,
         no par value       600,000 shares (a)  $ 0.80 (b)        $ 480,000 (b)    $ 120.00 (b)
-------------------------------------------------------------------------------------------------

(a) Represents the maximum number of shares not previously registered with the U.S. Securities and Exchange Commission which could be purchased upon exercise of all options which may be hereafter granted under the provisions of the 1995 Stock Option Plan, which was amended on September 12, 2000 to increase the number of shares authorized for issuance under the plan by 600,000 shares.

(b) Registration fee computed pursuant to Rule 457(h)(1) and based on the average of the high and low prices of the Company's Common Stock on March 12, 2001, as reported by the Nasdaq National Market System.

                                EXPLANATORY NOTE

         The prospectus which will be part of this Registration Statement is a combined prospectus under SEC Rule 429 intended to be used for the offering of
(i) the shares of the Company's Common Stock registered hereunder, (ii) the shares of the Company's Common Stock remaining to be issued which have been previously registered by the Company's registration statement on Form S-8, File No. 333-67253 and (iii) the shares of the Company's Common Stock remaining to be issued which have been previously registered by the Company's registration statement on Form S-8, File No. 333-11061.

                                     PART I*

                INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS


ITEM 1.           PLAN INFORMATION.

ITEM 2.           REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

                  * Information required by Part I to be contained in the
                  Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.       INCORPORATION OF DOCUMENTS BY REFERENCE.

         The documents listed in (a) through (c) below are incorporated by reference in this Registration Statement, and all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing of such documents:

         (a) The Company's annual report on Form 10-K for the year ended March 31, 2000, as amended.

         (b) The Company's quarterly reports on Form 10-Q for the quarters ended June 30, 2000, September 30, 2000 and December 31, 2000, and the Company's current report on Form 8-K dated April 19, 2000.

         (c) The description of the Company's Common Stock contained in the Registration Statement on Form 8-A filed March 14, 1996, File No. 0-27988, including any amendment or report filed for the purpose of updating such description.

ITEM 4.       DESCRIPTION OF SECURITIES.

         Not Applicable.


ITEM 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the shares of Common Stock offered hereby will be passed upon by D'Ancona & Pflaum LLC, Chicago, Illinois. Mr. Arthur Don, a Director of the Company and a member of D'Ancona & Pflaum LLC, directly owns 100 shares of the Company's Common Stock, and has the right to acquire up to an additional 40,000 shares of the Common Stock pursuant to outstanding options. Other members of D'Ancona & Pflaum LLC own additional shares of the Company's Common Stock, which ownership is not material.


ITEM 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Sections 851 and 856 of the Iowa Business Corporation Act ("Iowa BCA") empower a corporation, subject to certain limitations, to indemnify its directors and officers against expenses (including attorney's fees, judgments, fines and certain settlements) actually and reasonably incurred by them in connection with any suit or proceeding to which they are a party so long as they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to a criminal action or proceeding, so long as they had no reasonable cause to believe their conduct to have been unlawful. The Company's Restated and Amended Articles of Incorporation provide that the Company shall indemnify its directors and such of its officers, employees and agents as the Board of Directors may determine from time to time, to the fullest extent permitted by Iowa law.

         Section 832 of the Iowa BCA permits an Iowa corporation to include in its articles of incorporation a provision eliminating or limiting a director's liability to a corporation or its shareholders for monetary damages for breaches of fiduciary duty. The enabling statute provides, however, that liability for breaches of the duty of loyalty, acts or omissions not in good faith or involving intentional misconduct, or knowing violation of the law, and the unlawful purchase or redemption of stock or payment of unlawful dividends or the receipt of improper personal benefits cannot be eliminated or limited in this manner. The Company's Restated and Amended Articles of Incorporation include a provision which eliminates, to the fullest extent permitted, director liability for monetary damages for breaches of fiduciary duty.

         The Company also maintains directors and officers' liability insurance (subject to certain exclusions and limitations) against certain liabilities, including certain liabilities under the Securities Act of 1933.
See Item 9, "Undertakings."


ITEM 7.       EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.


ITEM 8.       EXHIBITS.

      4.1 Composite of Restated and Amended Articles of Incorporation of the Company, filed as Exhibit 3.1 to the Company's Current Report on Form 8-K dated April 19, 2000, and hereby incorporated by reference.

      4.2     Restated and Amended Bylaws of the Company, filed as
              Exhibit 3.2 to Pre-Effective Amendment No. 3 to the Company's Registration Statement on Form S-1, File No. 33-99160, and hereby incorporated by reference.

      4.3*    1995 Stock Option Plan, as amended through March 9, 2001.

      5.1*    Opinion of D'Ancona & Pflaum LLC.

      23.1*   Consent of KPMG LLP.

      23.2*   Consent of D'Ancona & Pflaum LLC (included in Exhibit 5.1).

      24.1*   Powers of Attorney (included herein on the signature page).

      * Filed herewith. All other exhibits previously filed.



ITEM 9.       UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (1)(i) and 1(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Des Moines, State of Iowa, on the 12th day of March, 2001.


                               MICROWARE SYSTEMS CORPORATION



                               By:  /s/ Kenneth B. Kaplan
                                    ----------------------------------
                                    Kenneth B. Kaplan, President
                                    and Chief Executive Officer



         KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of Microware Systems Corporation, an Iowa corporation, which is filing a Registration Statement on Form S-8 with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint Kenneth B. Kaplan and George E. Leonard, and each of them separately, their true and lawful attorneys-in-fact and agents, with full power and substitution and re-substitution, for them and in their name, place and stead, in any and all capacities, to sign any or all pre-effective and post-effective amendments to the Registration Statement, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all interests and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


         Signature                     Title                          Date
         ---------                     -----                          ----
/s/ Kenneth B. Kaplan      Chairman of the Board,                March 12, 2001
------------------------   President and Chief Executive
Kenneth B. Kaplan          Officer
                           (Principal Executive Officer)


/s/ George E. Leonard      Director, Executive Vice President,   March 12, 2001
------------------------   Chief Operating Officer, Chief
George E. Leonard          Financial Officer and Secretary
                           (Principal Financial Officer)

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

/s/ Beth Law               Chief Accounting Officer,             March 12, 2001
------------------------   Controller and Treasurer and
Beth Law                   Assistant Secretary
                           (Principal Accounting Officer)

/s/ Robert A. Peiser       Director                              March 12, 2001
------------------------
Robert A. Peiser


/s/ Daniel P. Howell       Director                              March 12, 2001
------------------------
Daniel P. Howell


/s/ Dennis E. Young        Director                              March 12, 2001
------------------------
Dennis E. Young


/s/ Arthur Don             Director                              March 12, 2001
------------------------
Arthur Don
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